EMPLOYMENT AGREEMENT


         This Employment Agreement made and entered into effective as of the 16th day of April 1997, by and between Datakey, Inc., a Minnesota corporation (the "Company" or "Datakey") and Michael L. Sorensen ("Executive").


                                    RECITALS

         Michael L. Sorensen became the Vice President of Operations as of the date hereof. The Company and the Executive are desirous that the Executive serves the Company in this capacity under the following terms and conditions.


                                    AGREEMENT

1.       Employment

         a. Datakey agrees to continue to employ Executive on a full-time basis as the Vice President of Operations of Datakey.

         b. Executive agrees that he will, at all times, faithfully, industriously, and, to the best of his abilities, experience and talents, continue to perform all the duties and responsibilities that may be required of him as an officer of Datakey.

2.       Term of Employment

         a. Subject to the terms and conditions hereof, Executive shall be employed for a term ("Employment Term") commencing on April 16, 1997 and terminating on April 15, 1998, unless extended as set forth in Subsection 2b below.

         b. This Agreement will be renewed automatically after April 15, 1998 for additional one-year periods unless either party gives the other party written notice 30 days before April 15, 1998 or 30 days before the end of any one-year period thereafter of his or its intention to terminate the Agreement.

3.       Base Monthly Compensation

         As compensation for his services to Datakey, Executive shall be paid a monthly salary of $7,500, payable in accordance with Datakey's periodic payment periods.


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4.       Bonus

         Executive shall be eligible to participate in both the Annual Incentive Plan (AIP) and the Long-Term Incentive Plan or any other approved bonus plan.

5.       Other Benefits

         a. Vacation. Executive will receive four weeks of vacation for every twelve months of employment. Unused vacation may not be carried over from one year to the next.

         b. Automobile Allowance. During the term of this Agreement, Datakey will pay Executive $400 per month to be applied toward his automobile expenses.

         c. Miscellaneous. During the term of this Agreement, Executive will be eligible to receive the other benefits described in the attached Exhibit A, subject to such changes as Datakey may adopt from time to time for salaried employees generally.

6.       Termination

         a. Notwithstanding Section 2 above, the Employment Term or any extension thereof shall terminate upon the happening of any of the following events:

                  (i)      Mutual  written   agreement   between  the  Board  of
                           Directors of Datakey and Executive to terminate his employment;

                  (ii)     Executive's death;

                  (iii) Executive's disability defined as physically or mentally unable to perform as Vice President of Engineering for a period of six consecutive months; or

                  (iv) For cause (as defined below) upon written notice from the Board of Directors specifying the nature of the cause.

         b. For purposes of this Agreement, "cause" shall include commission of any felony, misdemeanor, any act of fraud or dishonesty in connection with the affairs of Datakey.

7.       Payment Upon Termination of Employment for Cause or Voluntary
         Resignation

         If Executive is terminated for cause or voluntarily resigns, Executive shall not be eligible to receive any severance benefits. The date of termination under this Section 7 shall be on the day the notice of termination for cause is given or 30 days from the date the notice of resignation is given. Executive shall be entitled to no additional compensation past the date of a notice of termination for cause or after 30 days from the notice of resignation.

8.       Payment Upon Termination of Employment Without Cause

         a. If during the term of this Agreement Executive is terminated without cause, and without cause shall include death, disability or mutual agreement, Executive shall not be entitled to receive his agreed compensation for the balance of the term of this Agreement but shall instead receive a severance payment equal to his base monthly compensation payable for six months in accordance with Datakey's payment periods beginning on the 10th day of the first month following the last month of his employment term.

         b. Base compensation shall be deemed to be no less than $7,500.00 per month.

         c. The payments provided for under this Section 8 shall, in the event of Executive's death, continue and shall be payable to his wife if she survives or, if not, to his estate.

         d. The Company will continue to provide medical and health coverage, under its plans as they currently exist or may hereafter be amended, at Company subsidized rates during the six-month severance pay period. Thereafter, Executive and his covered dependents will be entitled to elect to continue coverage under COBRA to the extent it is available. Coverage by the Company or under COBRA will end on the earlier of Executive's obtaining new employment, which gives him the ability to provide medical and health insurance coverage for himself and his family through his new employer, or the failure to pay any premium when due.

9. Payment Upon Termination of Agreement by the Company on April 15, 1998 or at the End of Any One-Year Extension

         a. If the Company decides to terminate the Employment Agreement on April 15, 1998 or as of the end of any one-year extension, Executive shall receive his base monthly compensation for six (6) months beginning on the 10th of the first month following the last month of the Employment Term in accordance with Datakey's payment periods.

         b. The payments provided for under this Section 9 shall, in the event of Executive's death, continue and shall be payable to his wife if she survives or, if not, to his estate.

         c. The Company will continue to provide medical and health coverage, under its plans as they currently exist or may hereafter be amended, at Company subsidized rates during the six-month severance pay period. Thereafter, Executive and his covered dependents will be entitled to elect to continue coverage under COBRA to the extent it is available. Coverage by the Company or under COBRA will end on the earlier of Executive's obtaining new employment, which gives him the ability to provide medical and health insurance coverage for himself and his family through his new employer, or the failure to pay any premium when due.

10. Termination of Employment or Resignation Within Six Months of a Change in Control

         a. If Employee's employment is terminated within six months of a Change of Control, or if Employee resigns within six months of a Change of Control because of a diminution of either position responsibilities or remuneration, notwithstanding such termination or resignation, Employee shall receive his base monthly compensation for a period of six months. The severance payments shall be made in six monthly installments beginning on the 10th day of the first month following Employee's termination or resignation in accordance with the Company's payroll periods.

         b. A Change in Control shall be deemed to have occurred if: (a) any person or entity becomes the beneficial owner of thirty-five percent (35%) or more of the Company's outstanding securities other than any institution, individual, individuals acting in concert, or entity owning thirty-five percent (35%) or more of the Company's outstanding securities as of the date of this Agreement; (b) the consummation of a merger or consolidation of the Company into or with any other corporation; (c) the consummation of a plan of complete liquidation of the Company; or (d) the consummation of the sale of substantially all of the Company's assets.

         c. The payments provided for under this Section 10 shall, in the event of Employee's death, continue and be payable to his wife if she survives or, if not, to his estate.

11.      Nondisclosure

         Except by written permission from Datakey, Executive shall never disclose or use any trade secrets, sales projections, formulations, customer lists or information, product specifications or information, credit information, production know-how, research and development plans or other information not generally known to the public ("Confidential Information") acquired or learned by Executive during the course, and on account, of his employment, whether or not developed by Executive, except as such disclosure or use may be required by his duties to Datakey, and then only in strict accordance with his obligations of service and loyalty thereto. Upon termination of employment, Executive agrees to deliver to Datakey all Confidential Information.

12.      Inventions

         Any invention, discovery, improvement, or idea, whether patentable or copyrightable or not, and whether or not shown or described in writing or reduced to practice ("Invention") shall be promptly and fully disclosed by Executive to the Company, and the Company will hold in trust for its sole right and benefit, any Invention that Executive, during the period of employment, and for one year thereafter, make, conceive, or reduce to practice or cause to be made, conceived, or reduced to practice, either alone or in conjunction with others, that:

                  a. Relates to any subject matter pertaining to Executive's employment with the Company;

                  b. Relates to or is directly or indirectly connected with the Company's business, products, projects, or Confidential Information; or

                  c. Involves the use of any time, material, or facility of the Company's.

Executive hereby assigns to the Company all of his right, title, and interest in and to all such Inventions and, upon the Company's request, shall execute, verify, and deliver to the Company such documents including, without limitation, assignments and applications for Letters Patent, and shall perform such other acts, including, without limitation, appearing as a witness in any action brought in connection with this Employment Agreement that is necessary to enable the Company to obtain the sole right, title, and benefit to all such Inventions.

13.      Specific Performance

         Executive acknowledges that a breach of this Employment Agreement would cause Datakey irreparable injury and damage which could not be remedied or adequately compensated by damages at law; therefore, Executive expressly agrees that Datakey shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Employment Agreement.

14.      Noncompetition

         a. For a period of six months from and after the end of the Employment Term or any extension thereof or after termination of employment, Executive will not, directly or indirectly, alone or in any capacity with another legal entity,
(i) engage in any activity that competes in any respect with Datakey, (ii) contact or in any way interfere or attempt to interfere with the relationship of Datakey with any current or potential customers of Datakey, or (iii) employ or attempt to employ any employee of Datakey (other than a former employee thereof after such employee has terminated employment with the Datakey), and

         b. Executive acknowledges that Datakey markets products throughout the United States and that Datakey would be harmed if Executive conducted any of the activities described in this Section 14 anywhere in the United States.
Therefore, Executive agrees that the covenants contained in this Section 14 shall apply to all portions of, and throughout, the United States.

         c. Executive acknowledges that if he fails to fulfill his obligations under this Section 14, the damages to Datakey would be very difficult to determine. Therefore, in addition to any other rights or remedies available to Datakey at law, in equity, or by statute, Executive hereby consents to the specific enforcement of the provisions of this Section 14 by Datakey through an injunction or restraining order issued by the appropriate court.

         d. To the extent any provision of this Section 14 shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and this Section 14 shall be unaffected and shall continue in full force and effect. In furtherance to and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Section 14 be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which are validly and enforceably covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Section 14 be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its expressed terms) possible under applicable laws.

15.      Miscellaneous

         a. Waiver by Datakey of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive.

         b. This Agreement shall be binding upon and inure to the benefit of Datakey, its successors and assigns, and as to Executive, his heirs, personal representatives, estate, legatees, and assigns.

         c. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements whether written or oral relating hereto.

         d. This Agreement shall be governed by and construed under the laws of the State of Minnesota.


         IN WITNESS WHEREOF, the parties have hereto executed this Employment Agreement effective as of the day and year first above written.


                                  DATAKEY, INC.



                                  By
                                    Carl P. Boecher, President



                                    Michael L. Sorensen, Executive

                                    EXHIBIT A
                                       TO
                    EMPLOYMENT AGREEMENT DATED APRIL 16, 1997


                               EXECUTIVE BENEFITS


-- Group health, dental, life and disability insurance, 401K plan, 125 plan and other benefits as provided to all employees

-- Supplemental life insurance in the amount of $200,000 paid 100% by the Company

-- Supplemental long-term disability insurance paying $4,000 per month paid 90% by the Company

--       Auto allowance of $400 per month

--       Four weeks of annual vacation, unused vacation cannot be carried over

--       Sick leave as needed, up to 90 days at the discretion of the CEO